UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 30, 2009

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

I.                                         Extension of Harmony Bridge Loan

Effective September 30, 2009, Granite City Food & Brewery Ltd. (“Granite City,” “we” or “us”) entered into an amendment to the bridge loan agreement dated March 30, 2009 with the investors named therein (the “Amendment No. 5”) to extend the time period for the closing of the $200,000 balance on the loan to October 31, 2009.  The bridge loan provided for $1,000,000 of partially convertible debt financing to the Company, and was described in the Company’s Current Report on Form 8-K filed April 3, 2009, which is incorporated herein by reference.  The Company has closed on $800,000 of the debt.  The time period for the second closing was previously extended to September 30, 2009.  Amendment No. 5 is attached as Exhibit 10.1 hereto and incorporated herein by reference.

II.                                     Closing of DHW Transaction

On October 5, 2009, we closed on a debt conversion transaction with DHW Leasing, L.L.C. (“DHW”), our primary source of financing for furniture, fixtures and equipment, as contemplated under the Debt Conversion Agreement between Granite City and DHW dated September 21, 2009 (the “Debt Conversion Agreement”) (the “Transaction”).  The description of the terms and conditions of the Debt Conversion Agreement and the relationships between our company and DHW as set forth in our Current Report on Form 8-K filed September 22, 2009 are incorporated herein by reference.   The Debt Conversion Agreement also appears as Exhibit 10.2 to this report and is incorporated herein by reference.

In the Transaction, $15.05 million of our indebtedness to DHW was converted into 28,000,000 shares of Granite City common stock at a conversion price of approximately $0.54 per share.  As a result, DHW and related Dunham entities beneficially own an aggregate of approximately 64% of our common stock, which constitutes a change in control of our company.  We obtained a waiver under the financial viability exception from NASDAQ to its shareholder approval requirements, so the Transaction was not subject to approval by our shareholders.  The Transaction was approved by a special committee of our independent directors, by our Board of Directors, and by our audit committee under our related person transaction policy.

Amendment No. 1 to Master Agreement

In connection with the closing of the Transaction, the parties entered into a number of ancillary agreements. Amendment No. 1 to the Master Agreement, between Dunham Capital Management, L.L.C., DHW, Dunham Equity Management, L.L.C., and Granite City, amends the Master Agreement entered into in February 2009 by such parties.  Under the amendment, the parties agreed to provide the agreed-upon rent reductions in 2009 and agreed to use reasonable commercial efforts to seek rent reductions on real estate leases of up to $1.7 million on leases for Dunham-owned properties and non-Dunham properties, compared to $1.5 million under the original Master Agreement.  This description is qualified by reference to Amendment No. 1 to the Master Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Registration Rights Agreement

The parties also entered into a Registration Rights Agreement under which we granted DHW certain registration rights with respect to the shares that DHW received in the Transaction.  Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC covering 4,666,666 of DHW’s shares within 90 days of the closing date, and agreed, upon request by DHW and if

DHW has sold the shares previously registered, to file registration statements covering 4,666,666 additional shares each six months thereafter.  Under the Registration Rights Agreement, we are not obligated to file (a) more than six registration statements; (b) registration statements more frequently than every six months; or (c) any registration statement more than three years after the closing date. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.4 to this report and incorporated herein by reference.

Amendments to Executive Employment Agreements

In connection with the Transaction, our company and three of our executive officers, Steven J. Wagenheim, James G. Gilbertson and Darius H. Gilanfar, entered into amendments to their existing employment agreements which provide that each will have employment for a term of one year following the closing of the DHW Transaction, and will be entitled to severance benefits that include one year of base compensation if employment is terminated without cause, in addition to the balance of the one-year term, if terminated prior to the end of such term. The employment agreements are automatically extended for one-year terms unless either our company or the executive gives at least 60 days’ notice to the other of an intent not to extend.  In addition, Mr. Wagenheim’s employment agreement was amended to reduce his severance benefit from 18 months to 12 months.  The foregoing description of such amendments is qualified in its entirety by reference to the three amendments to the employment agreements, which are attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively, and are incorporated herein by reference.

Waiver of Default from Harmony Equity Income Funds

In connection with the Transaction we also received a Waiver of Default under the Bridge Loan Agreement between Granite City, Granite City Restaurant Operations, Inc., Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C.  The Waiver of Default amends certain sections of the Bridge Loan Agreement among the parties, as amended.  In particular, it defers the October 1, 2009 interest payment, modifies the minimum net consolidated revenue covenant for the quarters ending September 30, 2009 and December 30, 2009, and waives any participation rights in the Transaction. The foregoing description of the Waiver of Default is qualified in its entirety by reference to the Waiver of Default, which is attached hereto as Exhibit 10.8 to this report and incorporated herein by reference.

Master Amendment to Leases

Finally, in connection with the Transaction, a Master Amendment to Leases was entered into by and among Granite City, Dunham Capital Management, L.L.C., and the Dunham-controlled limited partnerships that hold certain of our restaurant leases (the “Dunham Landlords”).  Under the Master Amendment to Leases, the Dunham Landlords agreed to a limited deferral of 30% of the rent due under lease agreements between our company and the Dunham Landlords. In addition, for all rent payments due on or after June 1, 2009 under restaurant leases with the Dunham Landlords, rent has been deferred for one month.  The deferred rents must be repaid upon the first to occur of (a) our company completing a debt or equity financing in the amount of $2,000,000 or (b) upon the first anniversary of closing.  We anticipate that the monthly accrued and deferred rent will be approximately $75,000 per month commencing June 2009.  In addition, the Dunham Landlords waived any defaults or events of default existing under the leases as of the closing date.  The foregoing description of the Master Amendment to Leases is qualified in its entirety by reference to the Master Amendment to Leases, which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Termination of Equipment Lease and Bill of Sale

The disclosure set forth under Item 1.02 below is incorporated herein by reference.

ITEM 1.02                                       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On October 5, 2009, as part of the Transaction, the parties also entered into a Termination of Equipment Lease and Bill of Sale.  The Termination of Equipment Lease and Bill of Sale terminates the Equipment Lease Commitment dated December 6, 2007, which related to the lease of furniture, fixtures and equipment for current and future restaurants, as well as the 16 leases thereunder.  Under the terms of the Equipment Lease Commitment, as of September 21, 2009, DHW had purchased and leased to us equipment costing $16.0 million, and we owed DHW approximately $15.05 million pursuant to the Equipment Lease Commitment on October 5, 2009. As part of the Transaction, pursuant to the Termination of Lease Equipment and Bill of Sale, this debt was extinguished and converted to equity, as discussed under Item 1.01 above; DHW released all security interests previously filed against the equipment purchased under such agreement; and DHW transfered to us, free and clear of all liens and encumbrances, title to all furniture, fixtures and equipment that was subject to financing lease arrangements between our company and DHW.  This description is qualified by reference to the Termination of Equipment Lease and Bill of Sale, which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

The relationships between our company and DHW are set forth in the Current Report on Form 8-K filed September 22, 2009, which is incorporated herein by reference.

ITEM 3.01                                    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)                                  On October 2, 2009, we received a deficiency letter from the NASDAQ Stock Market (“NASDAQ”) Listing Qualifications Department notifying us that, for the past 30 consecutive business days, the market value of our publicly held shares has been below the minimum $15.0 million requirement for continued inclusion on the NASDAQ Global Market under Marketplace Rules 5450(b)(2)(C) or 5450(b)(3)(C).

NASDAQ further advised us that we will be provided 90 calendar days, or until December 31, 2009, to regain compliance, which will require that the market value of our publicly held shares equal or exceed $15.0 million for a minimum of 10 consecutive business days.  If we are not in compliance by December 31, 2009, we may be eligible to have the listing of our shares transferred to the NASDAQ Capital Market, if on such date we meet the continued listing requirements for the NASDAQ Capital Market.  If we submit a transfer application and pay the applicable listing fees by December 31, 2009, the initiation of delisting proceedings will be stayed pending the NASDAQ staff’s review of our application.

On a separate but related topic, we have until January 29, 2010 to satisfy our previously disclosed minimum bid price ($1.00) deficiency.

We intend to prepare a plan to achieve compliance with NASDAQ listing requirements.  Such plan may include a reverse stock split and/or an application for the transfer of our common stock from the NASDAQ Global Market to the NASDAQ Capital Market.  There can be no assurance that we will be able to regain compliance with the NASDAQ Global Market continued listing requirements or successfully transition to the NASDAQ Capital Market.

We discussed our receipt of the NASDAQ deficiency letter in our press release issued on October 6, 2009, which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES.

On October 5, 2009, as discussed under Item 1.01 above, which is incorporated herein by reference, we closed on the Debt Conversion Agreement and issued 28,000,000 shares of Granite City common stock to DHW in exchange for the extinguishment of $15.05 million of indebtedness, at a conversion price of approximately $0.54 per share.

The issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipient of such securities reviewed material information concerning our company, including, but not limited to, our reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC, and had the opportunity to ask questions and obtain additional information.

ITEM 5.01                                       CHANGES IN CONTROL OF THE REGISTRANT.

On October 5, 2009, as a result of the Transaction described in Item 1.01 above, which is incorporated herein by reference, DHW and related Dunham entities now beneficially own approximately 64% of our common stock, which constitutes a change in control of the company.

Pursuant to the Debt Conversion Agreement, our board of directors has been increased from five to seven persons.  Two of our five incumbent directors, James G. Gilbertson, our Chief Financial Officer, and Arthur E. Pew III, an independent director, resigned from our board of directors, effective upon closing on October 5, 2009.  DHW nominated, and our board of directors appointed, on the recommendation of our corporate governance and nominating committee, four persons to serve on the Company’s board of directors: Joel C. Longtin, John A. Pesicka, Donald A. Dunham, Jr. and Todd W. Hanson.  We have also granted to DHW certain board observer rights.

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)                                 Resignation of Incumbent Directors

In connection with the Transaction, two of our five incumbent directors, James G. Gilbertson, our Chief Financial Officer, and Arthur E. Pew III, an independent director, resigned from our board of directors effective upon closing on October 5, 2009.

(d)                                 Appointment of New Directors

In connection with the Transaction, DHW nominated, and our board of directors appointed, on the recommendation of our corporate governance and nominating committee, four persons to serve on the Company’s board of directors, effective upon closing on October 5, 2009.  These individuals are:  Joel C. Longtin, John A. Pesicka, Donald A. Dunham, Jr. and Todd W. Hanson (the “New Directors”).

Decisions have not been made at this time as to the committee assignments of the New Directors or any changes to the committee assignments of continuing directors.  Committee assignments will ensure that each member of our audit, compensation, and corporate governance and nominating committee is independent, as required under NASDAQ and SEC rules.

The New Directors

Our directors serve until the next annual meeting of shareholders or until their respective successors are elected and duly qualified.  There are no familial relationships between any of our directors, including the New Directors, or officers.  Certain of the New Directors have interests in certain of our restaurant leases and other transactions with our company, which are detailed below under the caption “Certain Relationships and Related Transactions with the New Directors.”

Independent Director

Joel C. Longtin

Since January 2004, Mr. Longtin has been the President and Chief Executive Officer of JKL Enterprises, Inc. and Longtin Leasing, LLC, both of which are office equipment distribution and leasing companies. Mr. Longtin served as president of First American Bank in Sioux City, Iowa from November 2001 to January 2004. In addition, Mr. Longtin has held executive management positions in the banking, restaurant and franchising industries.

X

John A. Pesicka

Since November 2001, Mr. Pesicka has been a partner of Blue Mountain Development, LLC, a hotel investment management company. From January 2009 to June 2009, Mr. Pesicka was the owner of Essential Business Services, Inc. DBA Padgett Business Services, a financial and tax service company. From March 2006 to November 2008, Mr. Pesicka was the Director Business Development for VeraSun Energy Corporation, a publicly traded ethanol production company. Mr. Pesicka was the owner of Blue Mountain Projects, LLC from November 2002 to June 2006, which was an entity that assisted Granite City in the development and construction of 10 of its restaurants.

X

Donald A. Dunham, Jr.

Since 1982, Mr. Dunham has been the Chairman of the Board, Chief Executive Officer and founder of The Dunham Company, a real estate brokerage company specializing in commercial construction and leasing, property management and land development projects. Mr. Dunham is a partner in various real estate joint ventures and is currently an owner-manager of various land developments in South Dakota.

Todd W. Hanson

Mr. Hanson owned and operated Todd’s Phillips 66 gas station in Mobridge, South Dakota starting in 1976, which he grew into a multi-dimensional service business, until he sold the business in December 2006. Mr. Hanson currently has business partnerships and investment real estate holdings in a variety of commercial businesses, including hotels, retail shops, restaurants, apartments, industrial and office spaces.

Certain Relationships and Related Transactions with the New Directors

Agreements with Dunham-Affiliated Entities

Overview

In addition to the Transaction, our company has previously entered into various transactions with DHW, Dunham Capital Management, LLC (“DCM”) and Dunham Equity Management, LLC (“DEM”), each of which is an entity affiliated with Donald A. Dunham, Jr.

The members of DHW were, before the Transaction, Donald A. Dunham, Jr., Charles J. Hey and Steven J. Wagenheim. We have historically treated DHW as a related person because Steven J. Wagenheim, the President, Chief Executive Officer and a director of our company and beneficial holder of approximately 9.2% of our common stock, held a voting interest in DHW.  Mr. Wagenheim also agreed to personally guarantee 20% of DHW’s indebtedness to its lenders. Mr. Wagenheim had been prohibited from receiving any distribution of cash and allocations of profit and loss from DHW.  Our company has been advised that an agreement was entered into by the members of DHW for the termination and redemption of Mr. Wagenheim’s interest in DHW.  He is no longer obligated to guaranty DHW’s obligations to banks and has no interest of any kind in DHW.  Mr. Wagenheim is not entitled to receive any of the shares of common stock issuable to DHW or any other benefit from the Transaction.

One of the New Directors, Donald A. Dunham, Jr., is the managing member of DHW, the sole member of DCM and a 70% owner in DEM.  DCM and DEM are entities that either are the landlord or the general partner in various limited partnerships which own real estate leased to our company.  Mr. Dunham also owns a limited partnership interest in one of the limited partnerships as an individual (see table below).

Restaurant Leases

Donald A. Dunham, Jr. holds interests, directly and indirectly, in the leases of 18 of our company’s restaurants, as follows:

	Location/Address	Owner/ Landlord Name	General Partner	Dunham Percentage Ownership	Annual Rent

1	Granite City - Des Moines, IA 12801 University Ave., Clive, IA	GC Des Moines LP	DEM	21.20%	$294,000.00

2	Granite City - Davenport, IA 5280 Utica Road, Davenport, IA	GC Cedar Rapids/Davenport LP	DEM	7%	$341,250.00

3	Granite City - Lincoln, NE 6150 “O” Street, Lincoln, NE	GC Lincoln LP	DEM	7%	$168,000.00	(3)

4	Granite City - Wichita, KS 2244 N. Webb Road, Wichita, KS	GC Wichita LP	DCM	13.43%	$336,000.00

5	Granite City - Eagan, MN 3330 Pilot Knob Road, Eagan, MN	GC Eagan LP	DEM	17.42%	$396,375.00

6	Granite City - Zona Rosa, MO 8461 Prairie View Road, Kansas City, MO	GC Holdings LP	DEM	17.71%	$446,250.00

7	Granite City - Olathe, KS 15085 W. 119th Street, Olathe, KS	GC Olathe LP	DEM	14.61%	$414,750.00

8	Granite City - Omaha, NE 1001 N. 102nd Street, Omaha, NE	GC Omaha LP	DEM	37%	$220,500.00	(3)

9	Granite City – Rosedale, MN 10 Rosedale Center, Roseville, MN	GC Rosedale, LLC	Single member LLC (1)	100%	$115,500.00	(3)

10	Granite City – Creve Coeur, MO 11411 Olive Street Rd., St. Louis, MO	DCM	Single member LLC	100%	$150,000.00	(3)

11	Granite City – Fort Wayne, IN 3809 Coldwater Road, Fort Wayne, IN	DCM	Single member LLC	100%	$166,500.00	(3)

12	Granite City – West Towne 66 West Towne Mall, Madison, WI	DCM	Single member LLC	100%	$78,511.08	(3)

13	Granite City – Maumee, OH 2300 Village Drive West, #130, Maumee, OH	DCM	Single member LLC	100%	$165,000.00	(3)

14	Granite City – Cherryvale – Rockford, IL 7140 Harrison Ave, Rockford, IL	DCM	Single member LLC	100%	$180,000.00	(3)

	Location/Address	Owner/ Landlord Name	General Partner	Dunham Percentage Ownership	Annual Rent

15	Granite City – Rogers, AR 2203 Promenade Blvd, Rogers, AR	DCM	Single member LLC	100%	$165,000.00	(3)

16	Granite City – South Bend, IN University Park Mall, South Bend, IN	DCM	Single member LLC	100%	$150,712.20	(3)

17	Granite City – Indianapolis, IN 150 West 96th Street, Carmel, IN	DCM	Single member LLC	100%	$175,665.00	(3)

18	Granite City – East Peoria, IL 230 Conference Center Drive, E. Peoria, IL	GC Peoria, LLC	N/A	(2)	$468,300.00

(1)                                  Mr. Dunham owns 100% of GC Rosedale, LLC.

(2)                                  Peoria Holdings, LP owns 50% of GC Peoria, LLC. DEM is the General Partner of and owns 10% of Peoria Holdings LP. Mr. Dunham owns a 12.86% limited partnership interest in Peoria Holdings, LP.

(3)                                  A Dunham entity is a party to a land lease for this location. Rent due to the land lease landlord is generally paid by our company to Dunham, under the applicable agreement, and then paid by Dunham to the land lease landlord. These amounts are not included in the annual rent presented herein.

DHW Equipment Lease Financing

In December 2007, we entered into an Equipment Lease Commitment with DHW relating to the lease of furniture, fixtures and equipment for current and future restaurants.  This transaction was approved by our audit committee as a transaction with a related person.

Under the terms of the Equipment Lease Commitment, DHW agreed to purchase and lease to us equipment costing up to $16.0 million.  Each five-year lease was for equipment costing a minimum of $0.8 million and a maximum of $1.25 million per restaurant.  Payments due DHW had an interest rate equal to the DHW bank base rate plus 4.8%.  Principal payments on the amounts borrowed depended upon the repayment schedule specified by the banks that provided the financing commitments to DHW. The lease financing was subject to the availability of financing commitments to DHW from its lenders.  Our company and DHW agreed upon a form of master equipment lease that provided, among other things, for a lease fee equal to 0.25% of the principal amount financed upon origination of each equipment lease.  We had the option to purchase the leased equipment for $1.00 upon payment in full of all rent payments due under each lease.

DHW purchased and leased to us equipment costing $16.0 million under this Equipment Lease Commitment.  The value of the equipment financed at each restaurant was approximately $1.0 million and the annual interest rate on each lease ranged from 10.3% to 12.3%.  In connection with the DHW financing, we also entered into amendments to eight lease agreements with Dunham.  Pursuant to these amendments, lease rates at the applicable restaurant locations would increase by 10% every five years, commencing on January 1, 2013, January 1, 2014 or January 1, 2015, depending on the restaurant.

As discussed above in Items 1.01 and 1.02, the Equipment Lease Commitment was terminated on October 5, 2009 as part of the Transaction, and we also granted certain registration rights to DHW in connection with the 28,000,000 shares issued in the Transaction.

Master Agreement

In February 2009, we entered into a master agreement with DCM, DHW and DEM (collectively, the “Dunham Entities”) to provide rent or other cash flow reductions to our company in the amount of $2,500,000 for the calendar year 2009 and $1,500,000 for calendar year 2010 (the “Master Agreement”).  At the time of entering into the Master Agreement, DCM had an ownership interest in 16 of our 26 operating restaurant properties.  This transaction was approved by our audit committee as a transaction with a related person.  We obtained a draw of $1.0 million under the DHW Equipment Lease Commitment concurrent with our entry into the Master Agreement, which amount was included in the $16.0 million above-referenced amount financed as of April 9, 2009.  DHW also agreed to amend and restate the Equipment Lease Commitment to reflect negotiated rent reductions on such financing leases.  The rent reductions were from the following areas: reductions from leases where a Dunham Entity is either a landlord or sublandlord; reductions from financing leases; reductions in rent derived by Dunham Entities from ground lease landlords; and reductions from landlords of non-Dunham Entity-controlled properties.  The Master Agreement also provided that the Dunham Entities would amend and restate applicable leases and subleases with our company to reflect negotiated rent reductions.  We commenced paying reduced rent in January 2009 in anticipation of finalizing the Master Agreement, which reductions were deemed to be part of the negotiated rent reductions.  DCM agreed to use reasonable efforts to secure rent reductions from each of its current ground lease landlords, which rent reductions would be considered a part of the overall rent reductions which the Dunham Entities agreed to provide.  As a part of the Master Agreement, DCM agreed to amend its leases with us that are currently treated as capital leases for accounting purposes by reducing their terms to periods which will thereafter qualify the leases to be treated as operating leases in accordance with generally accepted accounting principles.  Each lease would be modified for a term of not less than 10 years and would provide that the tenant will have three consecutive options to extend the leases for five years per extension.

In consideration of the agreements of DCM provided in the Master Agreement, we issued to the Dunham Entities a warrant to purchase 1,000,000 shares of common stock of our company at an exercise price equal to 110% of $0.24, which was the closing price of our common stock on the trading date prior to the date of signing the Master Agreement.  We also agreed to the following additional provisions: to provide DCM with financial information concerning our operations, including a monthly comparison of actual income and expense compared to budgeted income and expense; to allow DCM, for a period of two years or such earlier time that the Master Agreement shall have been terminated, to appoint a board observer who would have the right to attend board meetings; to provide for a chairman of our board of directors who is an independent director; to confirm our obligation to reimburse DCM for out-of-pocket losses incurred in the closing of the Rogers, Arkansas location and resulting from the decision not to build on the Troy, Michigan site, less net sales proceeds from any real estate or lease income associated with such sites; to refrain from developing any new restaurants in 2009 without the consent of DCM (which will not be unreasonably delayed or withheld), with the exception of the Indianapolis, Indiana restaurant; and to amend certain leases to provide that we would pledge to DCM the liquor license owned by us for such restaurant locations.

As discussed above in Item 1.01, we entered into Amendment No. 1 to the Master Agreement on October 5, 2009, under which the parties agreed to use reasonable commercial efforts to seek rent reductions on real estate leases of up to $1.7 million on leases for Dunham-owned properties and non-Dunham properties, compared to $1.5 million under the original Master Agreement.

The Transaction

The terms of the Transaction are described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Harmony Equity Income Funds Transaction

In March 2009, our company entered into a bridge loan agreement with a group of accredited investors to provide $1,000,000 of partially convertible debt financing.  The bridge loan is evidenced by notes bearing interest at 9% per annum, payable in six equal monthly installments commencing on May 1, 2010 and due in full on October 1, 2010.  The net proceeds of the bridge loan will be used for working capital purposes.  The bridge loan was funded to the extent of $800,000 in March 2009, with the balance of the bridge loan to be funded by the end of April 2009.  By mutual agreement of the parties, the date by which the balance of the bridge loan is to be funded was extended to October 31, 2009, as discussed in Item 1.01 above.

The lead investors in the transaction were Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C.  The Harmony Funds are managed by McGowan Capital Group, of which our Chairperson, Eugene McGowan, is the Managing Member.  One of the New Directors, Joel C. Longtin, is a 5% member, and on the board of directors, of the McGowan Capital Group and is an officer and investor in Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C.

The notes are secured by a mortgage against the lease, and security agreements against personal property and intangibles, relating to our Sioux Falls, South Dakota restaurant, including a grant of the rights to use patents, trademarks and other intangibles associated with that restaurant.  Our board of directors has authorized management to borrow up to an aggregate of $3,000,000 under the terms of the bridge loan agreement, which provides that the investors may, but are not obligated to, make additional loans on substantially the same terms and conditions, including a similar pledge of collateral related to either our St. Cloud, Minnesota, or Fargo, North Dakota restaurant.

The notes may be prepaid upon 30 days prior notice without premium or penalty.  The notes must also be paid if our company receives $4,000,000 or more of proceeds from the sale of equity securities or securities convertible into equity securities.  The notes must also be repaid in the event we default under the terms and conditions of the bridge loan, including the financial covenants set forth therein.  Such covenants include maintaining minimum operating income before interest, taxes, depreciation and amortization from the Sioux Falls, South Dakota restaurant operations, and minimum consolidated revenue of our company, as provided in the bridge loan agreement.  These covenants were negotiated with the investors solely for purposes of the bridge loan and should not be considered statements of management’s expectations or estimates of results or other guidance.  We have also agreed to (1) limitations on our ability to create liens against our property, other than in the ordinary course of business, (2) limitations on liens against the Sioux Falls, South Dakota restaurant which serves as collateral for the loan and (3) limitations on certain investments and indebtedness.  The bridge loan provides for customary events of default which would give the investors the right to accelerate our indebtedness under the notes, including an adverse event affecting the Sioux Falls, South Dakota restaurant.

Up to 20% of each bridge note may be converted into common stock at a conversion price equal to $0.50 per share.  In addition, we issued to the investors warrants for the purchase of an aggregate of 320,000 shares of common stock (and will issue additional warrants for the purchase of an aggregate of 80,000 shares of common stock upon funding of the balance of the bridge loan) exercisable six months after date of issuance at a price of $0.25267 per share, or 110% of the closing price of our common stock on March 30, 2009.  The notes and the warrants provide customary anti-dilution rights to the holders, including weighted average anti-dilution provisions for sales at less than the exercise or conversion prices thereof.  We have also agreed that if our company proposes to issue new securities in excess of 1% of its outstanding shares prior to May 1, 2010, subject to the exceptions noted below, it will give the investors the right to purchase up to that portion of the new securities which equals the proportion of the number of securities purchasable upon conversion of notes and exercise of the warrants relative to our outstanding common stock as of March 30, 2009.  The participation right is not applicable to certain categories of issuances, such as shares issuable pursuant to public offerings, mergers and acquisitions and options, warrants and other rights to purchase securities.  We have also granted the investors certain rights to require us to register common stock acquired by them upon conversion of the notes or exercise of the warrants under the Securities Act on Form S-3 or include such shares in certain company registrations under the Securities Act, at our expense.

As discussed under Item 1.01 above, we obtained a Waiver of Default under the Bridge Loan on October 5, 2009 which amends certain sections of the Bridge Loan Agreement among the parties, as amended.  In particular, it defers the October 1, 2009 interest payment, modifies the minimum net consolidated revenue covenant for the quarters ending September 30, 2009 and December 30, 2009, and waives any participation rights in the Transaction.

Interest in our Maple Grove, Minnesota Lease

One of the New Directors, Todd W. Hanson, is the owner of the Granite City restaurant building in Maple Grove, Minnesota.  The annual base rent for that restaurant is $367,500, but Mr. Hanson has agreed to reduce the annual rent for each of the next two years to $307,500.

Interest in our Omaha, Nebraska Lease

Mr. Hanson also owns, through H.O. Holdings — Granite Valley, L.L.P., a 15% limited partnership interest in the GC Omaha Limited Partnership, which holds the lease of our Omaha, Nebraska location.  The limited partnership made a distribution in the amount of $6,150 to H.O. Holdings — Granite Valley, L.L.P. in 2008.

Interests in our Des Moines, Iowa Lease

Two of our New Directors, Joel C. Longtin and John A. Pesicka, each hold limited partnership interests in the GC Des Moines Limited Partnership, the partnership which holds the lease of our Des Moines, Iowa restaurant.  Mr. Longtin and Mr. Pesicka each received, directly and indirectly, an aggregate of $12,508 and $3,127, respectively, in distributions based on these interests during fiscal year 2008.

Interest in our Lincoln, Nebraska Lease

Mr. Pesicka also holds a limited partnership interest in the GC Lincoln Limited Partnership, the partnership which holds the lease of our Lincoln, Nebraska restaurant. Mr. Pesicka received, directly and indirectly, an aggregate of $3,128 in distributions based on this interest during fiscal year 2008.

Interest in our Zona Rosa, Kansas Lease

Mr. Longtin also holds a limited partnership interest in the GC Holdings Limited Partnership, the partnership which holds the lease of our Zona Rosa, Kansas restaurant. Mr. Longtin received, directly and indirectly, an aggregate of $3,962 in distributions based on this interest during fiscal year 2008.

(e)           Amendments to Executive Employment Agreements

In connection with the Transaction, our company and three of our executive officers, Steven J. Wagenheim, James G. Gilbertson and Darius H. Gilanfar, entered into amendments to their existing employment agreements which provide that each will have employment for a term of one year following the closing of the DHW Transaction, and will be entitled to severance benefits that include one year of base compensation if employment is terminated without cause, in addition to the balance of the one-year term, if terminated prior to the end of such term. The employment agreements are automatically extended for one-year terms unless either our company or the executive gives at least 60 days’ notice to the other of an intent not to extend.  In addition, Mr. Wagenheim’s employment agreement was amended to reduce his severance benefit from 18 months to 12 months.  The foregoing description of such amendments is qualified in its entirety by reference to the three amendments to the employment agreements, which are attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively, and are incorporated herein by reference.

ITEM 8.01           OTHER EVENTS.

We issued a press release regarding the closing and the notice from NASDAQ on October 6, 2009, which is attached to this Form 8-K as Exhibit 99 and incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: October 5, 2009	By:	/s/ Steven J. Wagenheim
Steven J. Wagenheim
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 10.1	Amendment No. 5 to Bridge Loan Agreement by and between Granite City Food & Brewery Ltd., Granite City Restaurant Operations, Inc. and Harmony Equity Income Fund, L.L.C. dated September 30, 2009.

Exhibit 10.2

Debt Conversion Agreement between Granite City Food & Brewery, Ltd. and DHW Leasing, L.L.C., dated September 21, 2009 (incorporated by reference to the Company’s Current Report on Form 8-K filed on September 22, 2009).

Exhibit 10.3	Amendment No. 1 to Master Agreement by and between Dunham Capital Management, L.L.C., DHW Leasing, L.L.C., Dunham Equity Management, L.L.C. and the Company, dated October 5, 2009.

Exhibit 10.4	Registration Rights Agreement by and between the Company and DHW Leasing, L.L.C., dated October 5, 2009.

Exhibit 10.5	Amendment No. 2 to Executive Employment Agreement by and between the Registrant and Steven J. Wagenheim, dated October 5, 2009.

Exhibit 10.6	Amendment No. 2 to Executive Employment Agreement by and between the Registrant and James G. Gilbertson, dated October 5, 2009.

Exhibit 10.7	Amendment No. 2 to Employment and Severance Agreement by and between the Registrant and Darius H. Gilanfar, dated October 5, 2009.

Exhibit 10.8

Waiver of Default regarding Bridge Loan Agreement by and between the Company, Granite City Restaurant Operations, Inc., Harmony Equity Income Fund I, L.L.C. and Harmony Equity Income Fund II, L.L.C, dated October 5, 2009

Exhibit 10.9

Master Amendment to Leases by and among GC Omaha Limited Partnership, Dunham Capital Management, L.L.C., GC Rosedale, L.L.C., GC Lincoln Limited Partnership, GC Olathe Limited Partnership, GC Eagan Limited Partnership, GC Cedar Rapids/Davenport Limited Partnership, GC Des Moines Limited Partnership, GC Holdings Limited Partnership, GC Wichita Limited Partnership, and the Company, dated October 5, 2009.

Exhibit 10.10	Termination of Equipment Lease and Bill of Sale by and between the Company and DHW Leasing, L.L.C., dated October 5, 2009.

Exhibit 99	Press release dated October 6, 2009.